                                                                     Exhibit 5.6

                        SHAW PITTMAN POTTS & TROWBRIDGE
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                              2300 N Street, N.W.
                          Washington, D.C. 20037-1128
                                  202.663.8000
                             Facsimile 202.663.8007


                                  June 10, 1998

Chevy Chase Bank, F.S.B.
8401 Connecticut Avenue
Chevy Chase, Maryland  20815

     Re:  Chevy Chase Auto Receivables Trust 1998-2
          Auto Receivables Backed Certificates
          Registration Statement on Form S-3 -- (Registration No. 333-21707)
          ------------------------------------------------------------------

Dear Sirs:

     We have acted as counsel to Chevy Chase Bank, F.S.B. (the "Bank"), in connection with the issuance of the Chevy Chase Auto Receivables Trust 1998-2, Auto Receivables Backed Certificates (the "Certificates"), under the above-referenced Registration Statement on Form S-3, as amended by Amendment No. 1 thereto ("Amendment No. 1" and together with such Registration Statement, the "Registration Statement"), declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), at 4:30 p.m. Eastern Time on March 11, 1997, as supplemented by a prospectus supplement (the "Prospectus Supplement"), filed initially as a preliminary prospectus supplement pursuant to Rule 424(b)(5) on June 10, 1998. The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), a form of which has been filed as Exhibit 4.3 to the Registration Statement, to be entered into by and between the Bank, as seller and servicer, and U.S. Bank National Association, as trustee (the "Trustee"). For purposes of this opinion, we have assumed that the Pooling and Servicing Agreement as executed will be substantially the same as filed as Exhibit 4.3.

     We have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of the Bank and such other instruments and other certificates of public officials, officers and representatives of the Bank and such other persons, and have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.
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Chevy Chase Bank, F.S.B.
June 10, 1998
Page -2-

     The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

     We express no opinion as to the laws of any other jurisdiction except as to matters that are governed by federal law or the laws of the State of New York. All opinions set forth herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

     Based upon the foregoing, we are of the opinion that:

     1. When the Pooling and Servicing Agreement has been duly authorized by all necessary action and duly executed and delivered by the Bank, as seller and servicer, and by the Trustee, the Pooling and Servicing Agreement will be a valid and legally binding obligation of the Bank; and

     2. When the Pooling and Servicing Agreement has been duly authorized by all necessary action and duly executed and delivered by the Bank, as seller and servicer, and by the Trustee, and when the Certificates have been duly executed and authenticated in accordance with the provisions of the Pooling and Servicing Agreement, and issued and sold as contemplated in the Registration Statement and the Prospectus, as amended or supplemented, and delivered in accordance with the requirements of Section 5 of the Act, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of the Pooling and Servicing Agreement.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to Shaw Pittman Potts & Trowbridge in the Prospectus Supplement constituting a part of such Registration Statement under the caption "Legal Matters."


                                     Very truly yours,

                                     /s/ Shaw Pittman Potts & TrowbridgE

                                     SHAW PITTMAN POTTS & TROWBRIDGE

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